As filed with the Securities and Exchange Commission on May 13, 2016

Registration No. 333-211293

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	20-8814402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

366 Walker Drive

State College, Pennsylvania 16801

(814) 278-7267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer L. McDonough

Vice President, General Counsel and Secretary

366 Walker Drive

State College, Pennsylvania 16801

(814) 278-7267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(214) 969-1700

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border  Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee (1)
1.00%/8.00% Senior Secured Second Lien Notes due 2020	$631,458,573	$63,588 (3)
Guarantees of 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (2)		None (4)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	Rex Energy I, LLC, Rex Energy Operating Corp., Rex Energy IV, LLC, PennTex Resources Illinois, Inc. and R.E. Gas Development, LLC will guarantee the notes being registered.
(3)	The registration fee was previously paid.
(4)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the registration of the guarantees.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Rex Energy I, LLC	Delaware	1311	20-8909799
Rex Energy Operating Corp.	Delaware	1311	20-2120390
Rex Energy IV, LLC	Delaware	1311	20-5549688
PennTex Resources Illinois, Inc.	Delaware	1311	20-0660609
R.E. Gas Development, LLC	Delaware	1311	26-1405422

(1)	The address for each Registrant Guarantor is 366 Walker Drive, State College, Pennsylvania 16801, and the telephone number for each Registrant Guarantor is (814) 278-7267.

Explanatory Note

Rex Energy Corporation is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-4 (Registration No. 333-211293) filed with the Securities and Exchange Commission on May 11, 2016 (the “Registration Statement”) to file Exhibits 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE and to amend and restate the list of exhibits set forth in Item 21 of Part II of this Registration Statement. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page and Item 21 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Rex Energy Corporation

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, we have included in our certificate of incorporation, as amended, a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our certificate of incorporation, as amended, and our amended and restated bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have entered into an agreement with each of our independent directors that provide that the independent director will be entitled to the limitations of liability and the right to indemnification against expenses and damages in connection with claims against the independent director relating to the independent director’s service to us to the fullest extent permitted by our certificate of incorporation, as amended, and our amended and restated bylaws, the DGCL and other applicable law. In addition, employment agreements with certain of our executive officers provide that we will indemnify the executive officer to the fullest extent permitted by the DGCL, or our certificate of incorporation, as amended, and our amended and restated bylaws, whichever affords the greater protection to the executive officer.

We maintain directors and officers liability insurance for the benefit of our directors and officers.

Co-Registrants

Rex Energy Operating Corp. and PennTex Resources Illinois, Inc.

Rex Energy Operating Corp. and PennTex Resources Illinois, Inc. are each organized as a Delaware corporation. The bylaws of Rex Energy Operating Corp. provide that the company will indemnify its officers and directors to the fullest extent permitted by applicable law, provided that the action or proceeding at issue was authorized by the company’s board of directors. The officers and directors of PennTex Resources Illinois, Inc. may be indemnified pursuant to Section 145 of the DGCL, as discussed above.

Rex Energy I, LLC, Rex Energy IV, LLC and R.E. Gas Development, LLC

Rex Energy I, LLC, Rex Energy IV, LLC and R.E. Gas Development, LLC, which we collectively refer to as the Delaware LLC Co-Registrants, are each organized in the State of Delaware as limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the Delaware LLC Co-Registrants provide that each entity will indemnify their respective members, directors or officers to the fullest extent permitted by applicable law. In addition, the limited liability company agreements of each of the Delaware LLC Co-Registrants also provide that each entity is required to advance expenses to individuals acting as its member in connection with proceedings against them for which they may be indemnified.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits. Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated by reference into this item.

(b)	Financial Statement Schedules. Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included herein.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on May 13, 2016.

REX ENERGY CORPORATION

By:	/s/ Thomas C. Stabley
Thomas C. Stabley
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 13, 2016
Lance T. Shaner

/s/ Thomas C. Stabley	Chief Executive Officer and Director	May 13, 2016
Thomas C. Stabley	(Principal Executive Officer)

*	Chief Financial Officer	May 13, 2016
Thomas G. Rajan	(Principal Financial Officer)

*	Chief Accounting Officer	May 13, 2016
Curtis J. Walker	(Principal Accounting Officer)

*	Director	May 13, 2016
Jack N. Aydin

*	Director	May 13, 2016
John W. Higbee

*	Director	May 13, 2016
John A. Lombardi

*	Director	May 13, 2016
Eric L. Mattson

*	Director	May 13, 2016
John J. Zak

*	Director	May 13, 2016

Todd N. Tipton

*By:	/s/ Thomas C. Stabley
Thomas C. Stabley, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on May 13, 2016.

REX ENERGY OPERATING CORP. PENNTEX RESOURCES ILLINOIS, INC.

By:	/s/ Thomas C. Stabley
Thomas C. Stabley
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas C. Stabley Thomas C. Stabley	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2016

* Thomas G. Rajan	Chief Financial Officer (Principal Financial Officer)	May 13, 2016

* Curtis J. Walker	Chief Accounting Officer (Principal Accounting Officer)	May 13, 2016

*By:	/s/ Thomas C. Stabley
Thomas C. Stabley, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on May 13, 2016.

REX ENERGY I, LLC
REX ENERGY IV, LLC
R.E. GAS DEVELOPMENT, LLC

By:	/s/ Thomas C. Stabley
Thomas C. Stabley
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas C. Stabley	Chief Executive Officer	May 13, 2016
Thomas C. Stabley	(Principal Executive Officer)

*	Chief Financial Officer	May 13, 2016
Thomas G. Rajan	(Principal Financial Officer)

*	Chief Accounting Officer	May 13, 2016
Curtis J. Walker	(Principal Accounting Officer)

Rex Energy Corporation	Sole Managing Member	May 13, 2016

By:	/s/ Thomas C. Stabley
Name: Thomas C. Stabley
Title: Chief Executive Officer

*By:	/s/ Thomas C. Stabley
Thomas C. Stabley, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

2.1	Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.2	Form of Area One Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.3	Form of Area Two Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.3 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.4	Form of Area Three Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.4 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.5	Form of Area Four Tax Partnership Agreement attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.5 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.6	Form of Parent Guaranty of Rex Energy Corporation attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.6 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.7	Form of Parent Guaranty of Sumitomo Corporation attached and made a part of the Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.7 to our Current Report on Form 8-K filed with the SEC on September 3, 2010).

2.8	First Amendment to Participation and Exploration Agreement, dated September 30, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on October 6, 2010).

2.9-	Joint Exploration and Development Agreement dated as of March 1, 2016 by and between R.E. Gas Development, LLC and OhPa Drillco, LLC (incorporated by reference to Exhibit 2.1 to our Quarterly Report on Form 10-Q filed with SEC on May 10, 2016).

3.1	Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007).

3.2	Certificate of Amendment to Certificate of Incorporation of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on April 27, 2007).

3.3	Certificate of Designations, Preferences, Rights and Limitations of 6.00% Convertible Perpetual Preferred Stock, Series A, of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on August 18, 2014)

Exhibit Number	Exhibit Title

3.4	Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on May 11, 2012).

3.5	Amendment to Amended and Restated Bylaws of Rex Energy Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K as filed with the SEC on August 18, 2014).

4.1	Form of Specimen Common Stock Certificate of Rex Energy Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on June 11, 2007).

4.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-142430) as filed with the SEC on June 11, 2007).

4.3	Indenture dated as of December 12, 2012 among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.4	Form of 8.875% Senior Notes due 2020 (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 12, 2012, and incorporated herein by reference).

4.5	Registration Rights Agreement dated as of December 12, 2012 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.6	Registration Rights Agreement, dated as of April 26, 2013, among Rex Energy Corporation, the Guarantors named therein, and RBC Capital Markets, LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 26, 2013, and incorporated herein by reference).

4.7	Indenture dated as of July 17, 2014 among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2014).

4.8	Form of 6.250% Senior Notes due 2022 (included in Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2014, and incorporated herein by reference).

4.9	Registration Rights Agreement dated as of July 17, 2014 among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with SEC on July 17, 2014).

4.10	Deposit Agreement, dated August 18, 2014, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., together as depositary, and holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 18, 2014).

4.11	Form of Depositary Receipt Representing the Depositary Shares (included as Exhibit A to Exhibit 4.10) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on August 18, 2014).

4.12	Indenture, dated as of March 31, 2016, among Rex Energy Corporation, the Guarantors and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K as filed with the SEC on March 31, 2016).

4.13	Form of 1.00%/8.00% Senior Secured Second Lien Notes Due 2020 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K as filed with the SEC on March 31, 2016).

4.14	Registration Rights Agreement, dated as of March 31, 2016, by Rex Energy Corporation and the Guarantors for the Benefit of the Holders of Rex Energy Corporation’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K as filed with the SEC on March 31, 2016).

4.15	First Supplemental Indenture, dated as of March 31, 2016, to the Indenture dated as of December 12, 2012, among Rex Energy Corporation, the Guarantors, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed with SEC on March 31, 2016).

4.16	First Supplemental Indenture, dated as of March 31, 2016, to the Indenture dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K filed with SEC on March 31, 2016).

Exhibit Number	Exhibit Title

5.1**	Opinion of Thompson & Knight LLP.

10.1	Collateral Agreement, dated as of March 31, 2016, the Grantors named therein and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K as filed with the SEC on March 31, 2016).

10.2	Intercreditor Agreement, dated as of March 31, 2016, among Royal Bank of Canada, as First Lien RBL Agent, Wilmington Savings Fund Society, FSB, as Second Lien Agent, each permitted additional first lien representative, each permitted third lien representative, Rex Energy Corporation and the Subsidiaries named therein (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K as filed with the SEC on March 31, 2016).

10.3	Ninth Amendment to Amended and Restated Credit Agreement effective as of February 3, 2016, by and among Rex Energy Corporation, Royal Bank of Canada, as Administrative Agent, and other lenders signatory thereto (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with SEC on May 10, 2016).

10.4	Tenth Amendment to Amended and Restated Credit Agreement effective as of March 14, 2016, by and among Rex Energy Corporation, Royal Bank of Canada, as Administrative Agent, and other lenders signatory thereto (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed with SEC on May 10, 2016).

12.1**	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Netherland, Sewell & Associates, Inc.

23.3**	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature pages attached to the Registration Statement on Form S-4 filed with the SEC on May 11, 2016).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Savings Fund Society, FSB to act as trustee under the Indenture.

99.1	Report of Netherland, Sewell & Associates, Inc. (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 10-K filed with the SEC on March 15, 2016).

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Previously filed.
-	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

We agree, upon request of the SEC, to furnish copies of each instrument that defines the rights of holders of long-term debt of the Company or its subsidiaries that is not filed herewith pursuant to Item 601(b)(4)(iii)(A) because the total amount of long-term debt authorized under such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.